Exhibit 31.1

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND
15d-14(a) UNDER THE SECURITIES EXCHANGE ACT
OF 1934, AS AMENDED

I, Kelcy L. Warren, certify that:

1.	I have reviewed this Report on Form 10-K/A (Amendment No. 1) of Southern Union Company.

2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: April 30, 2012

/s/ Kelcy L. Warren
Kelcy L. Warren
Chairman of the Board and Chief Executive Officer
(principal executive officer)